Exhibit 10.1

The following is an English translation of the original Hebrew-language agreement, filed pursuant to Rule 12b-12(d) under the Securities Exchange Act of 1934.

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential. [***] indicates that information has been omitted. Certain annexes to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

ADDENDUM

TO LOAN AGREEMENT DATED SEPTEMBER 4, 2024

Executed on the 1st day of July, 2026

Between:	Oramed Ltd., Company No. 513976712

By its authorized signatories:

Nadav Kidron, I.D. No. [***], and Avraham Gabay, I.D. No. [***]

of 20 Mamilla Blvd., Jerusalem

(hereinafter – the “Lender”), of the first part;

And:	Rabi Binyamin 4 Tama 38 Ltd., Company No. 516079993

By its authorized signatories:

Tomer Ben Shlomi, I.D. No. [***], and Uri Gal, I.D. No. [***]

of 1 Totzeret Ha’aretz St., Petah Tikva

(hereinafter – the “Developer” or the “Company” or the “Borrower”), of the second part;

WHEREAS, on September 4, 2024, the parties executed a loan agreement (hereinafter: the “Loan Agreement” or the “Agreement”), under which it was agreed that the Lender would extend to the Borrower a loan in the amount of NIS 5,500,000 (hereinafter: the “Original Loan”);

WHEREAS, for the purpose of completing the equity required for the execution of the Project, the Developer has approached the Lender with a request to increase the loan amount by an additional NIS 3,198,000 (three million one hundred ninety-eight thousand New Israeli Shekels) (hereinafter: the “Additional Loan” or the “Increase of the Loan Principal”), such that the loan shall amount to NIS 8,698,000 (principal); and

WHEREAS, in reliance upon the declarations and representations provided by the Developer to the Lender, both in the Loan Agreement and in this Addendum, the Lender has acceded to the request and agreed to extend the Additional Loan to the Developer, all subject to the provisions and terms of this Addendum and to the accuracy of the declarations contained herein;

NOW, THEREFORE, it is agreed and stipulated between the parties as follows:

Preamble and Definitions

1. The preamble to this Addendum and the annexes hereto constitute an integral part hereof.

2. All terms in this Addendum shall have the meaning ascribed to them in the Loan Agreement, unless expressly stated otherwise in this Addendum.

3. All provisions set forth in the Loan Agreement shall continue to apply to the relationship between the parties, except as expressly modified by this Addendum.

4. All provisions of the Loan Agreement relating to the “Loan” (as defined in the Loan Agreement) shall also apply to the Additional Loan that is the subject of this Addendum, unless otherwise stated in this Addendum.

5. Any additional undertaking given by the Company in this Addendum shall be deemed to have been given by it pursuant to the Loan Agreement, for all intents and purposes.

Increase of the Loan Principal

6. The Lender agrees to extend to the Company the Additional Loan in the amount of NIS 3,198,000 (hereinafter: the “Additional Loan Principal”), which shall be repaid by the Company together with the loan that is the subject of the Loan Agreement, by no later than the Final Repayment Date (as defined in the Loan Agreement).

7. Designated Use of the Additional Loan – the loan shall be used solely for the purpose of financing expenses required for the execution of the Project, and for no other purpose. The Additional Loan shall be extended upon the execution of this Addendum and shall be transferred to the account of the project company.

8. Applicability of the Provisions of the Loan Agreement to the Additional Loan – all provisions of the Loan Agreement relating to the Original Loan shall also apply to the Additional Loan, to the extent not expressly provided otherwise in this Addendum. Without derogating from the generality of the foregoing, it is clarified that the provisions of the Loan Agreement relating to the repayment of the loan, the loan collateral, repayment out of surpluses, remedies and grounds for immediate repayment (acceleration), and the like, shall apply to the Additional Loan. With respect to the loan interest, the provisions of the Loan Agreement shall apply to both the Original Loan and the Additional Loan, subject to the modifications set forth below in this Addendum.

Loan Interest

9. It is agreed that the interest on the Additional Loan shall be identical to the interest set forth in the Loan Agreement with respect to the Original Loan, subject to the amendment of the Loan Agreement as set forth in sub-section 2 below.

10. It is further agreed that in Section 6.1 of the Loan Agreement, the words “(b) interest at a rate of 40% of the Project profits” shall be replaced with the words “(b) interest at a rate of 60% of the Project profits”.

11. It is clarified that, except for the modification set forth in sub-section 1 above, no additional modifications shall apply to the provisions of the Agreement with respect to the loan interest, default interest or any other provision.

Representations and Undertakings of the Company

The Company reaffirms all of the representations, declarations and undertakings given by it in the Loan Agreement, and without derogating therefrom, the Company represents and undertakes as follows:

12. That all of the representations and declarations given by the Company in the Loan Agreement remain true as of the date of execution of this Addendum, and to the extent such representations relate to the Original Loan, the Company hereby confirms their accuracy also with respect to the Additional Loan.

13. That all conditions required, under law and under the TAMA agreement, for the commencement of the execution of the Project have been fully satisfied, and that there is no impediment to the commencement of the performance of the TAMA agreement by the Company and the actual commencement of construction works.

14. That all proceeds of the Additional Loan shall be used for the payment of expenses directly related to the Project and necessary for its advancement and/or construction.

15. That all expenses to be paid out of the proceeds of the Additional Loan are expenses that are considered part of the equity invested by the Company in the Project, and are recognized as such in the current Zero Report (feasibility report) of the Project, which has been approved by the accompanying bank.

16. That beyond the amount of the Additional Loan, no additional monetary amount is or will be required by the Company as completion of the equity required for the Project, and all other expenses required for the advancement of the Project through its completion, beyond the amount of the Additional Loan, are expected to be received from the accompanying bank.

17. That from the date of execution of this Addendum and until the full repayment of all credit extended to the Company by the accompanying bank, the Company shall provide the Lender, no less frequently than once per month, with a report detailing the outstanding balance of credit not yet repaid to the accompanying bank.

18. Attached to this Addendum is a Zero Report for the Project dated July 15, 2025, which is the most recent Zero Report prepared in connection with the Project as of the execution of this Addendum. The Company confirms the accuracy of the Zero Report, that it is not aware of any error or misstatement therein or of any detail which, had it been known to the preparers of the report, would have been included therein, or of any adverse change that has occurred in the Project or in the Company since the Zero Report was prepared and until the date of execution of this Addendum, and which, had the report been prepared today, would have been included therein.

19. The Company shall provide the Lender with Zero Reports as prepared by it from time to time, and shall further notify the Lender of any change in the data underlying the Zero Report, even if a new Zero Report has not been prepared.

General Provisions

20. This Addendum shall enter into effect only upon its execution by the Company, the Lender and the guarantors.

21. All provisions of the Loan Agreement not expressly modified by this Addendum shall continue to apply to the relationship between the parties, both with respect to the loan and with respect to the Additional Loan.

IN WITNESS WHEREOF, the parties have hereunto set their hands:

The Company	The Lender

We, the undersigned, hereby guarantee all of the Company’s obligations under the Loan Agreement and under this Addendum.

Tomer Ben Shlomi	Uri Gal

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